SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 22, 2011

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On March 22, 2011, Central European Distribution Corporation (the “Company”) issued to Mark Kaufman (“Kaufman”) 938,501 shares (the “Additional Share Consideration”) of common stock of the Company, par value $0.01 per share (“Common Stock”), in satisfaction of the Company’s share price protection guarantees contained in the Share Purchase Agreement, entered into among the Company, Kaufman, Polmos Bialystok S.A., a wholly-owned subsidiary of the Company, and Barclays Wealth Trustees (Jersey) Limited, as previously disclosed on the Form 8-K filed by the Company with the Securities and Exchange Commission on February 7, 2011. Subsequently, on March 23, 2011, the Company filed a registration statement on Form S-3 (the “Registration Statement”) pursuant to which the shares of Common Stock comprising the Additional Share Consideration were registered under the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the filing of the Registration Statement, the shares of Common Stock comprising the Additional Share Consideration were not registered under the Securities Act or any state securities laws and may not have been offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Additional Share Consideration was issued in an offshore transaction outside the United States pursuant to Regulation S under the Securities Act and was “restricted shares” for purposes of Rule 144 under the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation S thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: March 25, 2011